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EXHIBIT 99.1

[Primedex Logo]                                                [Radiologix Logo]


                                                           PRESS RELEASE
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Contacts:      Mark Stolper                                FOR IMMEDIATE RELEASE
               Primedex Health Systems, Inc.                  JULY 7, 2006
               Phone: (310) 445-2800

               Michael Murdock
               Radiologix, Inc.
               Phone: (214) 303-2717

               John Mills
               Integrated Corporate Relations, Inc.
               Phone:  (310) 954-1105
               Email:  jmills@icrinc.com


       PRIMEDEX HEALTH SYSTEMS ANNOUNCES AGREEMENT TO ACQUIRE RADIOLOGIX;
        WILL CREATE A $400 MILLION NATIONAL PROVIDER OF IMAGING SERVICES


Los Angeles, California and Dallas, Texas. July 7, 2006. Primedex Health Systems, Inc. (OTCBB: PMDX.OB) and Radiologix, Inc. (AMEX: RGX) jointly announced today that they have signed a definitive merger agreement under which Primedex will acquire Radiologix in a cash and stock transaction valued at the time of announcement at approximately $208 million, including net debt. The transaction will create the largest owner and operator of fixed-site diagnostic imaging centers in the United States, with 132 locations. After the acquisition, Primedex will have 80 centers in California, 32 centers in Maryland, 12 centers in New York and 8 centers in other states, including Florida, Kansas, Colorado and Minnesota.

Under the terms of the agreement, Radiologix shareholders will receive an aggregate consideration of 22,621,922 shares of Primedex common stock and $42,950,000 in cash. Based upon the July 6 closing price of Primedex common stock of $1.75, each Radiologix shareholder would receive $1.84 in cash for each Radiologix share, plus one share of Primedex common stock for a total consideration of $3.59. The exact value of the consideration per share to be issued to Radiologix's shareholders will depend on Primedex's share price at closing and the corresponding number of Radiologix options that are in the money. Based upon the July 6 closing price of Primedex common stock of $1.75, Radiologix shareholders will collectively own approximately 33% of the Primedex shares on a fully diluted basis.

The Boards of Directors of both companies have unanimously approved the proposed transaction, which is subject to customary conditions, including Radiologix and Primedex shareholder approval and antitrust clearance. Additionally, Contrarian Capital Management L.L.C., the largest shareholder of Radiologix, has agreed to vote 3,699,098 of its Radiologix shares in favor of the merger, representing a total of approximately 16.4% of the outstanding shares.

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GE Healthcare Financial Services has provided a commitment for $405.0 million of senior debt financing, which includes a $45 million revolving credit facility for working capital and general corporate purposes that will be substantially undrawn and available to Primedex at the close of the transaction. The remaining $360 million will fund the cash purchase price of Radiologix and refinance substantially all the existing debt of Primedex and Radiologix. The transaction is expected to close in the second half of 2006.

The acquisition of Radiologix, a national provider of imaging services headquartered in Dallas, Texas, will not only allow Primedex to expand its presence in California, but will also give Primedex a concentrated platform outside of California that it plans to optimize and grow. After the acquisition, Primedex will further its strategies of geographic clustering, exclusive capitation contracting and multi-modality product offerings, which it will now be able to pursue on a national scale.

After closing the transaction, Primedex will have over $400 million of annual revenues. Additionally, an initial $11 million of near-term synergies have been identified, which will be executed during the 12-month period following the closing of the transaction. Primedex expects that, after taking into account the 2007 effects of the Deficit Reduction Act and the Contiguous Scan reimbursement reductions (estimated at $16.8 million for the combined companies) and assuming the full year effect of the anticipated near-term synergies, it will have EBITDA (which Primedex defines as earnings before net interest expense, income taxes, depreciation and amortization, each from continuing operations and adjusted for non-recurring items such as losses or gains on the disposal of equipment) that exceeds $85 million on an annual basis.

Commenting on the transaction, Dr. Howard Berger, Chairman and CEO of Primedex, said, "We are excited about the acquisition and the significant growth opportunities created by joining these two companies. With truly complementary geographic operations and management systems, we are ideally positioned to strengthen what will be the leading provider in the fixed center imaging services arena, and to expand aspects of the unique Primedex business model on a national scale. We believe this strategic combination will provide value for our shareholders and benefits for our physicians and patients alike."

Dr. Berger added, "We are committed to exploring ways to work with physicians to better deliver services to patients in what has become one of the largest and fastest growing segments of healthcare. As such, we look forward to working with the physician partners and team members at Radiologix." Dr. Berger continued, "Sami Abbasi and his team at Radiologix bring great knowledge and experience to our management group. I look forward to working with them and believe their contributions will greatly benefit Primedex."

Sami Abbasi, CEO of Radiologix, who will become the Vice Chairman of Primedex following the closing of the transaction, said, "Our vision is to be the leading provider and manager of diagnostic imaging services and related treatments in every community we serve. The combination of Primedex and Radiologix furthers our pursuit of this vision and firmly establishes us as an industry leader. We have a great opportunity to build a special company and to significantly enhance shareholder value. I look forward to seizing this opportunity and working with the Primedex team members to achieve our goals and objectives."

In conjunction with the transaction, Primedex intends to change its corporate name, subject to shareholder approval, to Radnet, Inc., which borrows its name from the operating entity in which Primedex currently conducts its operations. Additionally, shortly after closing the transaction, Radnet plans to submit an application for listing on the American Stock Exchange. Bear, Stearns & Co. Inc. acted as exclusive financial advisor to Radiologix with respect to the transaction. Jefferies & Company, Inc. acted as exclusive financial advisor to Primedex with respect to the transaction.

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ABOUT PRIMEDEX HEALTH SYSTEMS, INC.

Primedex Health Systems, Inc., is the California market leader in providing high-quality, cost-effective diagnostic imaging services through a network of fully-owned and operated outpatient imaging centers. As of April 30, 2006, Primedex owned and operated 62 facilities. For its fiscal year ended October 31, 2005, Primedex and its subsidiaries performed 958,414 diagnostic imaging procedures. At October 31, 2005, together with Beverly Radiology Medical Group, the medical group that provides medical services to the majority of the Company's locations, the Company had a total of 951 full-time and 340 part-time and per-diem employees. For more information, visit www.radnetonline.com.


ABOUT RADIOLOGIX, INC.

Radiologix, Inc. is a leading national provider of diagnostic imaging services, owning and operating multi-modality diagnostic imaging centers that use advanced imaging technologies such as positron emission tomography (PET), magnetic resonance imaging (MRI), computed tomography (CT) and nuclear medicine, as well as x-ray, general radiography, mammography, ultrasound and fluoroscopy. The diagnostic images created, and the radiology reports based on these images, enable more accurate diagnosis and more efficient management of illness for ordering physicians. Radiologix owns or operates 70 diagnostic imaging centers located in 7 states. For more information, visit www.radiologix.com.


ABOUT GE HEALTHCARE FINANCIAL SERVICES

GE Healthcare Financial Services is a provider of capital, financial solutions, and related services for the global healthcare market. With over $16 billion of capital committed to the healthcare industry, GE Healthcare Financial Services offers a full range of capabilities from equipment financing and real estate financing to working capital lending, vendor programs, and practice acquisition financing. With its knowledge of all aspects of healthcare from hospitals and long-term care facilities to physicians' practices and life sciences, GE Healthcare Financial Services works with customers to create tailored financial solutions that help them meet their business goals. For more information, visit www.gehealthcarefinance.com.


FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning the benefits of the proposed transaction, expected synergies, anticipated future financial and operating performance, Radiologix, Inc.'s and Primedex Health Systems' ability to continue to grow the business by generating patient referrals and contracts with radiology practices, recruiting and retaining technologists, and receiving third-party reimbursement for diagnostic imaging services, as well as Radiologix's and Primedex's financial guidance, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties which may cause Radiologix's and Primedex's actual results to differ materially from the statements contained herein. These risks and uncertainties include, among others, the possibility that the companies are unable to obtain stockholder or regulatory approvals required for the transaction; problems that may arise in successfully integrating the businesses of the two companies; unexpected costs


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involved in the transaction; the inability of the combined companies to achieve cost-cutting synergies; uncertainty surrounding the transaction; future regulatory or legislative actions in the industry; as well as those set forth in Primedex's and Radiologix's respective reports filed with the SEC, including each company's annual report on Form 10-K, for the year ended December 31, 2005 in the case of Radiologix and for the year ended October 31, 2005 in the case of Primedex, and Primedex's Quarterly Reports on Form 10-Q for the quarters ended January 31, 2006 and April 30, 2006. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date it is made. Radiologix and Primedex undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.


ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Primedex Health Systems and Radiologix intend to file relevant materials with the Securities and Exchange Commission (SEC), including one or more registration statement(s) that contain a prospectus and proxy statement. Because those documents will contain important information, holders of Primedex and Radiologix common stock are urged to read them, if and when they become available. When filed with the SEC, they will be available for free (along with any other documents and reports filed by Primedex and Radiologix with the SEC) at the SEC's Web site, www.sec.gov, and Primedex and Radiologix stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Primedex and Radiologix, respectively. Such documents are not currently available.

Primedex and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Primedex and Radiologix common stock in connection with the proposed transactions. Information about the directors and executive officers of Primedex is set forth in its most recent annual report on Form 10-K, which was filed with the SEC on February 14, 2006. Investors may obtain additional information regarding the interest of such participants by reading the prospectus and proxy solicitation statement if and when it becomes available.

Radiologix and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Radiologix and Primedex common stock in connection with the proposed transaction. Information about the directors and executive officers of Radiologix and their ownership of Radiologix common stock is set forth in the proxy statement of Radiologix's 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2006. Investors may obtain additional information regarding the interests of such participants by reading the prospectus and proxy solicitation statement if and when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.


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